EXHIBIT 21

CHIQUITA BRANDS INTERNATIONAL, INC.

SUBSIDIARIES

As of February 17, 2009, the major subsidiaries of the company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

	Organized Under Laws of	Percent of Voting Securities Owned by Immediate Parent
Chiquita Brands L.L.C.	Delaware	100%
Fresh International Corp.	Delaware	100%
Fresh Express Incorporated	Delaware	100%
Chiquita Fresh North America L.L.C.	Delaware	100%
CB Containers, Inc.	Delaware	100%
Fresh Holding C.V.(1)	Netherlands	100%
Chiquita Banana Company B.V.	Netherlands	100%
Chiquita Frupac B.V.	Netherlands	100%
Chiquita Fresh B.V.B.A(2)	Belgium	100%
Chiquita Italia, S.p.A.	Italy	100%
Chiquita UK Limited	United Kingdom	100%
Hameico Fruit Trade GmbH(3)	Germany	80%
Chiquita Deutschland GmbH	Germany	100%
Chiquita Tropical Fruit Company B.V.	Netherlands	100%
Bocas Fruit Co. L.L.C.	Delaware	100%
Brundicorpi S.A.	Ecuador	100%
Chiquita Brands International Sárl	Switzerland	100%
Compania Bananera Atlantica Limitada	Costa Rica	100%
Compania Bananera Guatemalteca Independiente, S.A.	Guatemala	100%
Great White Fleet Ltd.	Bermuda	100%
Great White Fleet (US) Ltd.	Bermuda	100%
Tela Railroad Company Ltd.	Bermuda	100%
Chiriqui Land Company	Delaware	100%

(1)	Chiquita Brands L.L.C. (“CBL”) owns 99% of Fresh Holding C.V.; Chiquita Fresh North America L.L.C. owns the remaining 1%.
(2)	Chiquita Frupac B.V. owns 99% of Chiquita Fresh B.V.B.A.; Chiquita Banana Company B.V. owns the remaining 1%.
(3)	Chiquita Banana Company B.V. owns an 80% interest in Hameico Fruit Trade GmbH. Another wholly-owned subsidiary of CBL owns the remaining 20% interest in Hameico Fruit Trade GmbH.

The names of approximately 110 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 70 foreign subsidiaries whose immediate parents are listed above and that are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of CBII, controlled majority-owned subsidiaries and any entities that are not controlled but require consolidation in accordance with FASB Interpretation No. 46, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51.”